Exhibit 10.1.4.2

NONQUALIFIED STOCK OPTION AGREEMENT

UNDER CHESAPEAKE ENERGY CORPORATION

1996 STOCK OPTION PLAN

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Option Agreement”), made as of the grant date set forth on the cover page of this Option Agreement (the “Cover Page”) at Oklahoma City, Oklahoma by and between the participant named on the Cover Page (the “Participant”) and CHESAPEAKE ENERGY CORPORATION (the “Company”):

W I T N E S S E T H:

WHEREAS, the Participant is an employee of the Company, any “Subsidiary” (as defined in Section 2.19 of the Plan) of the Company or a partnership or limited liability company controlled by the Company, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company, any Subsidiary of the Company or a partnership or limited liability company controlled by the Company; and

WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to “Chesapeake Energy Corporation 1996 Stock Option Plan” (the “Plan”), a copy of which has been provided to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

1. GRANT OF STOCK OPTION. The Company hereby grants to the Participant a stock option (the “Stock Option”) to purchase all or any part of the number of shares of its voting common stock, par value $.01 (the “Stock”) set forth on the Cover Page, under and subject to the terms and conditions of this Option Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes. The purchase price for each share to be purchased hereunder shall be the option price set forth on the Cover Page (the “Option Price”).

2. TIMES OF EXERCISE OF STOCK OPTION. After, and only after, the conditions of Section 9 hereof have been satisfied and the Company’s shareholders have approved the Plan in accordance with the provisions of Section 1.2 of the Plan, the Participant shall be eligible to exercise the Stock Option pursuant to the Vesting Schedule set forth on the Cover Page. If the Participant’s employment with the Company (or of any one or more of the Subsidiaries of the Company or any partnership or limited liability company controlled by the Company) remains full-time and continuous at all times prior to any of the “Exercise Dates” specified on the Cover Page, then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Stock determined by multiplying the aggregate number of shares set forth on the Cover Page by the designated percentage set forth on the Cover Page.

3. TERM OF STOCK OPTION. Subject to earlier termination as hereafter provided, the Stock Option shall expire at the close of business on the expiration date set forth on the Cover Page and may not be exercised after such expiration date, which in no event shall be more than ten years from the Date of Grant. At all times during the period commencing with the date the Stock Option is granted to the Participant and ending on the earlier of the expiration of the Stock Option or the date which is three months prior to the date the Stock Option is exercised by the Participant, the Participant must be an employee of either (i) the Company, (ii) a subsidiary of the Company, (iii) a partnership or limited liability company controlled by the Company; or (iv) a corporation or a parent or a subsidiary of such corporation issuing or assuming a Stock Option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”), applies.

4. NONTRANSFERABILITY OF STOCK OPTION. Except as otherwise herein provided, the Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of the Participant, only by the Participant. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Stock Option contrary to the provisions hereof shall be null and void and without effect.

5. EMPLOYMENT. So long as the Participant shall continue to be a full-time and continuous employee of the Company, one or more of the Subsidiaries of the Company or of a partnership or limited liability company controlled by the Company, the Stock Option shall not be affected by any change of duties or position. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in the employ of the Company, any of the Subsidiaries of the Company or of a partnership or limited liability company controlled by the Company, or interfere in any way with the right of the Company, any of the Subsidiaries of the Company or of a partnership or limited liability company controlled by the Company to terminate the Participant’s employment at any time.

6. ACCELERATION OF OTHERWISE UNEXERCISABLE OPTIONS ON DEATH, DISABILITY OR OTHER SPECIAL CIRCUMSTANCES. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any part of the unvested shares subject to the Stock Option on the date of the Participant’s death, termination of his employment due to a Disability, or as the Committee otherwise so determines. With respect to shares subject to the Stock Option for which the applicable Exercise Date(s) has occurred or for which the Committee has permitted purchase in accordance with the foregoing provisions, the Participant shall automatically have the right to purchase such shares within three months of such date of termination of employment one year in the case of a Participant suffering a Disability or three years in the case of a deceased Participant.

7. METHOD OF EXERCISING STOCK OPTION.

(a) Procedures for Exercise. The manner of exercising the Stock Option herein granted shall be by written notice to the Compliance Manager of the Company at the time the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Stock Option. Such notice shall state the election to exercise the Stock Option, the number of shares of Stock to be purchased upon exercise, and the form of payment to be used, and shall be signed by the person so exercising the Stock Option.

(b) Form of Payment. Payment in full for shares of Stock purchased under this Option Agreement shall accompany the Participant’s notice of exercise, together with payment for any applicable withholding taxes. Payment shall be made (i) in cash or by check, draft or money order payable to the order of the Company; (ii) by delivering Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price; (iii) by directing the Company to withhold from the shares of Stock to be delivered to the Participant upon exercise of the Stock Option shares of Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price or (iv) a combination thereof. In addition to the foregoing procedure which may be available for the exercise of the Stock Option, the Participant may deliver to the Company a notice of exercise which includes an irrevocable instruction to the Company to deliver the stock certificate representing the shares of Stock being purchased, issued in the name of the Participant, to a broker approved by the Company and authorized to trade in the common stock of the Company. Upon receipt of such notice, the Company shall acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of the copy of the notice which has been acknowledged by the Company, and without waiting for issuance of the actual stock certificate with respect to the exercise of the Stock Option, the broker may sell the Stock or any portion thereof. The broker shall deliver directly to the Company that portion of the sales proceeds sufficient to cover the Option Price and withholding taxes, if any. Further, the broker may also facilitate a loan to the Participant upon receipt of the notice of exercise in advance of the issuance of the actual stock certificate as an alternative means of financing and facilitating the exercise of the Stock Option. For all purposes of effecting the exercise of the Stock Option, the date on which the Participant gives the notice of exercise to the Company, together with payment for the shares of Stock being purchased and any applicable withholding taxes, shall be the “date of exercise.” If a notice of exercise and payment are delivered at different times, the date of exercise shall be the date the Company first has in its possession both the notice and full payment as provided herein.

(c) Further Information. In the event the Stock Option is exercised, pursuant to the foregoing provisions of this Section 7, by any person other than the Participant due to the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person to exercise the Stock Option. The notice so required shall be given by personal delivery to the Compliance Manager of the Company or by registered or certified mail, addressed to the Company at 6104 N. Western, Oklahoma City, Oklahoma 73118, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

8. ACCELERATION OF STOCK OPTION UPON CORPORATE EVENT. If the Company shall, pursuant to action by its Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Stock Options under this Option Agreement, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to the Participant not less than forty days prior to the anticipated effective date of the proposed transaction, and the Stock Option shall become 100% vested and, prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, the Participant shall have the right to exercise the Stock Option to purchase any or all of the Stock then subject to the Stock Option. The Participant, by so notifying the Company in writing, may, in exercising the Stock Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event the Participant need not make payment for the Stock to be purchased upon exercise of the Stock Option until five days after written notice by the Company to the Participant that the transaction has been consummated. If the transaction is consummated, the Stock Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Stock not purchased upon exercise of the Stock Option shall continue to be available for purchase in accordance with the other provisions of the Plan and this Option Agreement and (ii) to the extent that any portion of the Stock Option not exercised prior to such abandonment shall have vested solely by operation of this Section 8, such vesting shall be deemed annulled, and the Vesting Schedule set forth on the Cover Page shall be reinstituted, as of the date of such abandonment.

9. SECURITIES LAW RESTRICTIONS. The Stock Option shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant, at the time of exercise and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Stock subject to the Stock Option are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Participant acknowledges that any stock certificate representing Stock purchased under such circumstances will be issued with a restricted securities legend.

10. PAYMENT OF WITHHOLDING TAXES. No exercise of any Stock Option may be effected until the Company receives full payment for any required state and federal withholding taxes. Payment for withholding taxes shall be made in cash or by check unless the Committee otherwise provides. The Committee may permit payment to be made in the form of Stock either by the Participant surrendering, or the Company retaining from the shares of Stock to be issued upon exercise of the Stock Option, that number of shares of Stock (based on Fair Market Value) that would be necessary to satisfy the requirements for withholding any amounts of taxes due upon the exercise of the Stock Option. For the purpose of calculating the fair market value of shares surrendered or retained to pay withholding taxes, the relevant date shall be the date of exercise. In the event the Participant uses the “cashless” exercise/same-day sale procedure set forth in Section 7(b) hereof to pay withholding taxes, the actual sale price of shares sold to satisfy payment shall be used to determine the amount of withholding taxes payable. Nothing herein, however, shall be construed as requiring payment of withholding taxes at the time of exercise if payment of taxes is deferred pursuant to any provision of the Code, and actions satisfactory to the Company are taken which are designed to reasonably insure payment of withholding taxes when due.

11. NOTICES. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be delivered personally or mailed (U.S. Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

12. DEFINITIONS. Any capitalized terms used but not defined herein have the same meanings given them in the Plan.

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